UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

____________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 2, 2018, The Clorox Company (the “Company”) completed its previously announced acquisition of all the outstanding interests of Nutranext, LLC and New NeoCell, LLC, a health and wellness company based in Sunrise, Florida, which manufactures and markets leading dietary supplement brands in the retail and e-commerce channels as well as in its direct-to-consumer business (“New NeoCell” and together with Nutranext, LLC, “Nutranext”), by the Company’s subsidiary ReNew Life Holdings Corporation (“ReNew Life”). The Company acquired Nutranext pursuant to a unit purchase agreement, dated as of March 10, 2018, by and among ReNew Life, Nutranext Holdings, LLC, NeoCell Holding Company, LLC and the Company, solely in the capacity as parent guarantor (the “Unit Purchase Agreement”). Pursuant to the Unit Purchase Agreement, the Company paid $700 million in cash to acquire Nutranext.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: April 2, 2018	By:	/s/ Laura Stein
Executive Vice President –
General Counsel and Corporate Affairs